UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: February 1, 2010
(Date of earliest event reported)

CMG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	000-51770 --------------------------------	87-0733770 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Biscayne Boulevard
Miami, FL 33137
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(Address of principal executive offices) (Zip Code)

(305) 751-1667
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item  8.01      Other Events.

On February 1, 2010, CMG Holdings, Inc. (the Registrant) announced that it intends to raise between $1,250,000 to $2,500,000 for thirteen percent (13%) Senior Secured Convertible Extendible Notes with Warrants.

The Notes are expected to be issued under the following terms:

Maturity:         15 month anniversary of the first closing.

Interest:           13.0% per annum.

Conversion:         In the event that the Notes have not been repaid on or before the maturity date, the Investors may convert the Notes in whole or in part into shares of the Registrant’s common stock at a conversion price of $0.10 per share.

Security:         All assets of the Registrant.

The Warrants are expected to be issued under the following terms:

Coverage:         For each $1,000 of Notes sold in the Offering, the Investors will receive an initial 5,000 Warrants.  An additional 5,000 Warrants per $1,000 will be issued to the Investors if the Notes have not been paid back on or prior to the maturity date.

Exercise Price:       Each Warrant entitles the Investors to purchase one (1) share of the Registrant’s common stock at an exercise price of $0.10 per share.

Exercise Period:      The warrants shall have an exercise period of seven (7) years from issuance.

The private placement is subject to certain conditions including, but not limited to, the execution of a definitive purchase agreement and there is no guarantee that the private placement will be consummated.

The offer and sale of the securities issued in the private placement will not be registered under the United States Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the laws of such state.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMG HOLDINGS, INC.
(Registrant)

Date: February 1, 2010	By: /s/ ALAN MORELL
Alan Morell
Chief Executive Officer
(Duly Authorized Officer)

By: /s/ JAMES J. ENNIS
James J. Ennis
Chief Financial Officer
(Principal Financial
and Accounting Officer)